Exhibit 99.1

ALLOY, INC.

151 WEST 26TH STREET—11TH FLOOR

NEW YORK, NY 10001

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS

JULY 27, 2006

Alloy, Inc.’s Board of Directors Solicits This Proxy

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June 19, 2006, in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, July 27, 2006 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY 10017, and hereby appoints Gary J. Yusko, and/or Gina R. DiGioia each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Alloy, Inc. (the “Company”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein.

If no direction is made, this Proxy will be voted FOR all Proposals.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

NOMINEES: Peter M. Graham, Anthony N. Fiore and Matthew L. Feshbach.

2. SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	ELECTION OF DIRECTORS (See reverse).

☐	Peter M. Graham	☐	FOR	☐	WITHHELD

☐	Anthony N. Fiore	☐	FOR	☐	WITHHELD

☐	Matthew L. Feshbach	☐	FOR	☐	WITHHELD

☐	For all nominees except as noted above.

2.	Proposal to ratify and confirm the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending January 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date:

Signature

Date:

Signature

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